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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports, each dated May 16, 2000, which appear at page 66 and page 105, respectively, of the Joint Annual Report on Form 10-K of Centex Corporation and Subsidiaries, 3333 Holding Corporation and Subsidiary and Centex Development Company, L.P. and Subsidiaries for the year ended March 31, 2000, and to all references to our firm included in this Registration Statement on Form S-3.


                                                     ARTHUR ANDERSEN LLP

Dallas, Texas
January 31, 2001


                                     23.1-1